                                                                   EXHIBIT NO. 1




                               POWER OF ATTORNEY
                               -----------------



     UTARO DOI, the President of CBC Co., Ltd., a Japanese corporation (the "Corporation"), whose signature appears below, hereby gives a power of attorney to Kazuyoshi Sudo to execute and deliver on the Corporation's behalf an amendment to Schedule 13D, a Form 4, a Form 5 or any other forms or reports to be filed in connection with the transfer by the Corporation of 100,000 shares of common stock, par value $0.01 per share, of Vicon Industries, Inc., ("Vicon") to CBC (AMERICA) Corp., a New York corporation ("CBC AMERICA"), or the sale by CBC AMERICA of any of the shares of common stock of Vicon owned by CBC AMERICA.


     IN WITNESS WHEREOF the Corporation has caused this power of attorney to be duly executed by its President effective as of September 9, 1999



                                        UTARO DOI



                                        --------------------------------
                                        Utaro Doi,
                                        President
                                        CBC Co., Ltd.